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                                                                    EXHIBIT 10.5


                                 LEASE AGREEMENT


                                     BETWEEN

                        PACIFIC OCEANSIDE HOLDINGS, L.P.

                                   AS LANDLORD


                                       AND

                     CINEMASTAR LUXURY THEATRE COMPANY, INC.

                                    AS TENANT







                               LANDLORD'S ORIGINAL

                               TENANT'S ORIGINAL

                               BROKER'S ORIGINAL

                               TENANT'S FILE COPY (DISCARD UPON FULL
                               EXECUTION OF TENANT'S ORIGINAL)

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                                      LEASE

      This Lease ("Lease") is executed as of , 1997, between Pacific Oceanside Holdings, L.P., a California limited partnership ("Landlord"), and CinemaStar Luxury Theatre Company, Inc., a California corporation ("Tenant"), who agree as follows:

      1. Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all the terms, provisions, and conditions contained in this Lease, those certain premises described in Paragraph 2.2, below (the "Premises"), consisting of a portion of that certain shopping center commonly known as Mission Marketplace, in Oceanside, California (the "Project"), along with the non-exclusive right to use, in common with Landlord, Landlord's invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by the tenants of the Project in common including, without limitation, the landscaped areas, parking areas, and driveways of the Project (the "Common Area").

      2. Principal Lease Provisions. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions shall control. (Terms shown in quotations are defined terms used elsewhere in this Lease.)

            2.1. "Project": The Mission Marketplace shopping center located in Oceanside, California (see attached Exhibit "A").

            2.2. "Premises": That portion of the Project depicted and described on attached Exhibit "B", including, without limitation, both the existing building, as well as the additional building to be constructed on the Premises by Tenant as part of Tenant's Work (as defined below) pursuant to the provisions of Paragraph 5, below (collectively, "Tenant's Building").

            2.3. Leasable Area of Tenant's Building: Approximately 43,149 square feet including 28,149 square feet in Tenant's existing building (the "Old Building"), and approximately 15,000 square feet in the additional building area being constructed as part of Tenant's Work (the "Expanded Premises"). Square footage measurements are calculated from the exterior surface of exterior walls. The actual square footage of the Expanded Premises will be field verified by Landlord's architect upon completion.

            2.4.  Initial Lease Term:

                  2.4.1. "Commencement Date": The date of this Lease, as set forth in the introductory Paragraph of this Lease.

                  2.4.2. "Initial Expiration Date": September 30, 2016.

                  2.4.3. Extension Rights: Yes X No ____ (See ---- Paragraph
3.2).

            2.5. "Base Monthly Rent": $1.4375 per square foot of leasable area for a total of $40,464.19 per month until the Expanded Premises Completion Date (as defined in Paragraph 5.2.4, below) then increasing as of the Expanded Premises Completion Date to $53,936.25 per month, $1.25 per square foot of leasable area per month (subject to adjustment as provided in Paragraph 7.2, below).

            2.6.  Security Deposit:  None.



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            2.7. "Percentage Rent": Yes X No __ (See Paragraph 7.3).

            2.8. "Tenant's Pro Rata Share": 8.66% until the Expanded Premises Completion Date, then 12.54% (the foregoing percentage is based on 15,000 square feet of leasable area being added to the Premises as part of the Expanded Premises. Upon field verification of the actual square footage of the Tenant's Building -- as provided in Paragraph 2.3, above -- the foregoing percentage will be adjusted if the actual leasable area if different). Except as provided in the preceding sentence, in the event the square footage of the total Project changes due to the construction or destruction of improvements within the Project, Tenant's Pro Rata Share will not be adjusted until the first day of the next calendar year following completion of such construction or destruction. Upon the first day of the next calendar year, Tenant's Pro Rata Share will adjust based upon the total leasable area of the Premises (see Paragraph 2.3) compared to the total leasable area in the Project as a whole.

            2.9.   Guarantors:  John  Ellison,  Jr., Alan M. Grossberg,
                                Jerry Willits, and Russell Seheult.

            2.10.  Address for Landlord:

                            c/o American Assets, Inc.
                            Attn: John W. Chamberlain
                            11455 El Camino Real, Suite 200
                            San Diego, California 92130-2045

                        With a copy to:

                            Gerald I. Solomon, Esq.
                            Solomon Ward Seidenwurm & Smith
                            401 "B" Street, Suite 1200
                            San Diego, California 92101

            2.11.  Addresses for Tenant:

                            431 College Blvd.
                            Oceanside, CA 92057
                            Attention:  Alan M. Grossberg,
                                        Senior Vice President
                                        and Chief Operating Officer

            2.12. Permitted Uses By Tenant: The Premises are to be used only for the operation of a first-rate multiplex indoor motion picture theater (but not for the exhibition/showing of Motion Picture Association of America "X" rated films nor for the exhibition/showing of films which Tenant determines, in its reasonable discretion, to be injurious to the reputation of Tenant or the Project or offensive to patrons) and related concessions and any other ancillary use directly related thereto and the incidental, limited (fewer than six machines) on-Premises use of vending and video game machines (the "Permitted Use").

            2.13.  Participating Broker(s):  None.



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      3.  Term.

            3.1. Initial Term. The term of this Lease (the "Term") will commence on the Commencement Date, as defined in Paragraph 2.4.1, above, and will expire on the Initial Expiration Date, as defined in Paragraph 2.4.2, above, subject to
(i) exercise by Tenant of any of its extension rights described in Paragraph 3.2 of this Lease, and (ii) earlier termination, as provided in this Lease. The term "Expiration Date", as used in this Lease will mean the Initial Expiration Date, any earlier date upon which this Lease is terminated by Landlord, as provided below, or, if the Term is extended, then any extended Term expiration date.

            3.2. Options to Extend. Tenant is hereby granted two separate options to extend the initial Term of this Lease (each, an "Option to Extend"). The first such Option to Extend shall be 60 months, with the last such Option to Extend being for 59 months (or such lesser period of time as will extend the total Term to that date which is 34 years and 11 months after the Commencement Date; it is the express intention and agreement of Landlord and Tenant that in no event will the total Term, including extensions, extend for a period in excess of 34 years and 11 months). If Tenant desires to exercise any such Option to Extend, it shall provide Landlord with written notice of its irrevocable election to exercise such Option to Extend (a "Notice of Election to Extend"). To be valid, such Notice of Election to Extend must be received by the Landlord at least 180 (but not more than 365) days prior to the then applicable Expiration Date. Once Tenant fails to timely exercise one Option to Extend, all unexercised Options to Extend will terminate and no longer be capable of exercise. The terms, provisions, and conditions of this Lease will continue in effect during any properly exercised extension term, except with respect to the Base Monthly Rent, which will be adjusted in accordance with Paragraph 7.2, below. Such Options to Extend will be subject to the following additional terms, provisions, and conditions:

                  3.2.1. Tenant shall not have the right to exercise any Option to Extend, notwithstanding anything set forth in this Lease to the contrary:

                        3.2.1.1. during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease, and continuing until the default alleged in such notice is cured;

                        3.2.1.2. during any period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice to Tenant) and continuing until the obligation (including any late charge and interest charge provided for below) is paid;

                        3.2.1.3. at any time after the occurrence of any default described in Paragraph 23 of the Lease other than those described in the preceding paragraphs (without any necessity of Landlord to give notice of such default to Tenant); or

                        3.2.1.4. in the event that Landlord has given to Tenant two or more notices of default or a late charge has become payable under the Lease during the twelve-month period immediately prior to the time that Tenant intends to exercise such Option to Extend.

               3.2.2. The period of time within which an Option to Extend may be exercised will not be extended or enlarged by reason of Tenant's inability to exercise such Option to Extend because of the foregoing provisions of Paragraph 3.2.1, even if the effect thereof is to eliminate Tenant's right to exercise the Option(s) to Extend.



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               3.2.3. All rights with respect to the Option to Extend shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Option to Extend, if, after such exercise, but prior to the commencement of the applicable extension term, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (ii) Tenant fails to cure a non-monetary default within 30 days after the date the Landlord gives notice to Tenant of such default; or (iii) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

               3.2.4. Time is of the essence in connection with Tenant's rights and obligations under this Paragraph including, particularly, the timing for exercise of Tenant's Options to Extend and delivery of the Notice(s) of Election to Extend.

         4. Delivery of Possession. Landlord and Tenant acknowledge that as of the date of this Lease, Tenant is occupying the Old Building. Tenant further acknowledges that it has thoroughly investigated the area surrounding the Old Building comprising the balance of the Premises upon which Tenant will build the Expanded Premises. On the basis of such occupancy and inspections, Tenant hereby accepts the Premises in its current "as is" condition, and warrants and acknowledges that the Premises comply with all applicable laws and ordinances and that the Premises are in first class condition and repair. Such acceptance additionally constitutes Tenant's deemed waiver of any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

         5. Expansion and Construction. As partial consideration for the mutual promises contained in this Lease, Landlord and Tenant agree to perform the following construction-related activities in connection with the Expanded Premises and the Project:

            5.1. Landlord's Work. Landlord shall diligently pursue to completion Landlord's current construction of certain improvements on the upper level of the Project consisting of the upper level improvements to the Pedestrian Access Link being constructed by Landlord and Tenant between the upper and lower levels of the Project. Such work ("Landlord's Work") is depicted on attached Exhibit "C". All of Landlord's Work must be completed in a good and workmanlike manner, with due diligence, and in accordance with all applicable laws, codes, statutes, and regulations. Landlord shall cause its contractors to coordinate their work with the Tenant's Work being performed by Tenant's contractor in order to increase efficiencies and avoid problems associated with improper coordination of work.

            5.2. Tenant's Work. Tenant shall diligently prosecute to completion all of the Tenant's Work in accordance with the plans and specifications identified on attached Exhibit "D" (the "Approved Plans"). All of Tenant's Work must be completed in a good, workmanlike, and lien free manner, with due diligence, and in accordance with all applicable laws, codes, statutes, and regulations.

               5.2.1. Description of Tenant's Work. The term "Tenant's Work" will mean and refer to any and all work, construction, and things necessary to expand the Old Building by approximately 15,000 additional square feet, into a completed first class 13-screen movie theater building, as well as completing the Pedestrian Access Link from the upper level of the Project (which upper level work is being completed by Landlord) to the lower level of the Project by remodeling the existing stairwell, adding an elevator and elevator tower, adding a parking area, and constructing sidewalks leading to and from the elevators on the lower level of the Project, along with installation of associated sidewalk and landscape areas, all in accordance with the Approved Plans, and all of which is to be located within the "Tenant Construction Area" shown on attached Exhibit "D". The Tenant's Work includes, without limitation, all architecture and engineering work; obtaining and paying for all permits and fees; all




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building structural costs and construction management, including all contingencies necessary for a completed first class 13-screen movie theater building with a second floor mezzanine structure; concrete sloped and flat floors; auditorium dividing walls; long span roof structure; complete fire sprinkler system; sidewalks adjacent to the theater building; stairways; drop ceilings; completed electrical; finished plumbing (to include full, finished, and fixturized restroom facilities); emergency exit-ways; all HVAC systems; storefront exit doors; all hardware; all utilities; and all items necessary to complete a first class motion picture theater building. Tenant's Work will also include all work necessary to complete interior finishing improvements for a first class motion picture exhibition theater with approximately 15,000 additional square feet of ground floor area (in addition to the Old Building), at Tenant's expense and in accordance with all applicable governmental regulations, which shall consist of, without limitation, state-of-the-art screens, speakers, carpeting, auditorium wall coverings, projection equipment, concession equipment, fixturization, installed seating, and furniture.

               5.2.2. Conformity to Plans. Tenant's Work will be completed in conformance with the Approved Plans. In connection with the governmental approval process and subsequent construction, Tenant may, if required by any applicable governmental agency, make any minor, non-structural changes to the Approved Plans it may deem reasonably necessary to obtain approvals, and may, without Landlord's approval, make minor, non-structural changes during construction which are within the general scope of the Approved Plans. Otherwise, the Approved Plans may not be modified or amended without the prior written consent of Landlord; provided, however, that Landlord's consent will not be required for minor field changes to conform to governmental requirements or the recommendations of Tenant's contractor or architect; but Landlord must be promptly notified of all such changes, in writing.

               5.2.3. Completion of Tenant's Work. Tenant shall diligently prosecute the Tenant's Work to completion as promptly as is reasonably possible. For purposes of this Lease, the term "Expanded Premises Completion Date" will mean and refer to the earlier of July 1, 1997, or that date upon which the Expanded Premises are substantially completed and can be utilized for their intended purpose. In the event the Expanded Premises Completion Date has not been achieved on or before September 1, 1997, subject to Force Majeure (as defined below), the Landlord will have the right, but not the obligation, to take over the completion of the Tenant's Work (without liability to Tenant), whereupon any amount in excess of the Construction Advance (as defined below) will be immediately due and payable from Tenant to Landlord as Additional Rent (as defined below). For purposes of this Lease, the term Force Majeure will mean and refer to acts of God that could not reasonably have been foreseen and provided for (excluding ordinary and customary periods of inclement weather), inability to obtain necessary materials due to governmental acts, restrictions, regulations, or by any civil disorders, labor disturbances, strikes, boycotts, lockouts, or similar obstructive actions by any person or persons beyond the reasonable control of Tenant and not resulting from any acts of Tenant.

               5.2.4. Coordination of Construction. Tenant covenants and agrees that Tenant and "Tenant's Contractor" (which for purposes of this Paragraph shall include Tenant's general contractor and all subcontractors) shall not destroy or in any way damage any portion of the Project. Further, Tenant covenants and agrees that Tenant and Tenant's Contractor shall coordinate the Tenant's Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant's Work shall not interfere with Landlord's or any other tenant's construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord's Work, Tenant shall be responsible to Landlord for any cost associated therewith. Tenant further covenants and agrees that Tenant and Tenant's Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, governing construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment and responsibility for cleaning of work areas.




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If Tenant or Tenant's Contractor shall fail to comply with the provisions of this Paragraph any costs incurred by Landlord as a result of such failure shall be at Tenant's sole and exclusive expense. Tenant shall also be responsible for any damage to the Project caused by Tenant or Tenant's Contractor, or anyone acting by or through them (including consequential damages) including, without limitation, damage to utility lines, landscaping, and irrigation systems, and for interruption of utility services.

               5.2.5. No Landlord Liability. Landlord shall not be liable for any loss, cost, damage, or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant's Work or any other person or party on account of the construction or installation of the Tenant's Work or any other improvements to the Premises made by Tenant. Tenant hereby acknowledges and agrees that the compliance of the Tenant's Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant's responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant's Work or other Alterations (as defined below) to the Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with the Tenant's Work or with any of the foregoing.

               5.2.6. Construction of Tenant Improvement by Tenant's Contractor. After the Approved Plans for the Tenant's Work have been approved by the local governing agencies, Tenant shall cause Tenant's Contractor to complete the Tenant's Work in accordance with the following:

                        5.2.6.1. Tenant's Contractor shall perform the Tenant's Work in a manner and at times which do not impede or delay Landlord's contractor in the completion of the Landlord's Work as provided in this Lease. Any delays in the completion of the Landlord's Work and any damage to any of Landlord's Work caused by Tenant's Contractor shall be at the sole cost and expense of Tenant.

                        5.2.6.2. Tenant's Contractor shall be responsible for the repair, replacement, or clean-up of any damage caused by him or anyone acting by or through him, to the Project or to other contractors' work which specifically includes access ways to the Premises which may be concurrently used by others.

                        5.2.6.3. Tenant's Contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base or compaction required after Tenant's Contractor's initial acceptance of the Premises shall be done by Tenant's Contractor, which shall include the removal from the Premises of any excess soil or debris.

                        5.2.6.4. Tenant's Contractor shall contain his storage of materials and his operations within the Expanded Premises and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Expanded Premises, he shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work.

                        5.2.6.5. All trash and surplus construction materials shall be stored within the Expanded Premises and shall be promptly removed from the Expanded Premises.

                        5.2.6.6. Tenant's Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for his work within the Expanded Premises.

                        5.2.6.7. Tenant's Contractor shall notify Landlord or Landlord's project


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manager of any planned work to be done on weekends or other than normal job hours.

                        5.2.6.8. Tenant and Tenant's Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant's Work and completed improvements are concerned for all work performed by Tenant or Tenant's Contractor and all applicable safety regulations established by the Landlord for the Project, and Tenant further agrees to save and hold Landlord harmless for said work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance of Tenant's Contractor satisfactory to Landlord.

                        5.2.6.9. Tenant's Contractor or subcontractors shall not post signs on any part of the Project or on the Premises.

                        5.2.6.10. Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's work.

                        5.2.6.11. Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addenda and a line item breakdown by trade thereto, between Tenant and Tenant's Contractor for the Tenant's Work.

                        5.2.6.12. Permits must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant's Contractor in the Premises.

                        5.2.6.13. Tenant's "staging area" will be limited to an area of the Common Area mutually agreed upon by Landlord and Tenant.

                        5.2.6.14. Tenant's construction activities must not materially interfere with the use or enjoyment of the Project by any other tenant or any invitee, and Tenant shall take all commercially reasonable steps to minimize the impact upon the Project and its occupants and invitees, including, without limitation, steps to minimize dust and noise, particularly during normal business hours.

            5.3. Construction Allowance. Landlord shall pay to Tenant, as a Tenant improvement allowance (the "Construction Allowance") the sum of (i) $300,000.00, plus (ii) up to $80.00 per square foot of leasable area in the Expanded Premises (calculated and field verified in accordance with Paragraph 2.3, above, as the difference between the leasable area of Tenant's Building following completion of the Tenant's Work and the leasable area of the Old Building -- i.e., 28,149 square feet of leasable area approximately 15,000 square feet). The portion of the Construction Allowance referenced in clause (i) of the preceding sentence will be applicable only to the cost of the site work, parking lot work, and exterior stairway and sidewalk work relating to the Pedestrian Access Link. No portion of such $300,000.00 shall be payable for any costs relative to the construction of the Expanded Premises. The portion of the Construction Allowance identified in clause (ii) of the preceding sentence will be applicable only to the actual third party labor, material, design, and permit costs incurred by Tenant relative to the design and construction of the Expanded Premises and the site work immediately adjacent to the Expanded Premises, including landscaping. The Construction Allowance shall in no event be applied toward Tenant's furniture, fixtures, furnishings, personal property, signs, or any monetary obligations of Tenant under this Lease other than tenant improvements that shall become the property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the end of the Term of this Lease. The Construction Allowance will be payable as work is performed, and upon applications for payment submitted by Tenant (no more frequently than two times per month), which





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applications for payment must be satisfactory to Landlord in form and content, and be accompanied by such backup documentation, evidence regarding the status of the Tenant's Work, and lien releases as Landlord may require. Such payments shall be made by Landlord within 15 days of receipt of satisfactory applications. In addition, each progress payment made to Tenant will be subject to a 10% retention. Such retention amount will be paid directly to Tenant following completion of the Tenant's Work, and within 15 days following written request, subject to the prior satisfaction of the following conditions:

               5.3.1. Tenant has completed the Tenant's Work in accordance with the Approved Plans.

               5.3.2. A notice of completion has been recorded for Tenant's improvements and 35 days have elapsed since the date of such recording.

               5.3.3. Tenant has submitted a complete set of "as built" plans and specifications to Landlord.

               5.3.4. Tenant has provided to Landlord copies of all insurance certificates required under this Lease.

               5.3.5. A final certificate of occupancy for the entire Premises has been issued by the appropriate governmental agency.

               5.3.6. Tenant has provided Landlord with all material and labor lien releases from Tenant's Contractor, subcontractors, and material suppliers. Such lien releases must total at least the amount of Landlord's Construction Allowance to Tenant.

               5.3.7. Tenant has provided (and assigned to Landlord to the extent applicable) Landlord all construction warranties and guarantees in connection with construction of Tenant's improvements.

               5.3.8. Landlord has inspected and approved the Tenant's Work and is reasonably satisfied that the Tenant's Work has been performed in a good and workmanlike manner in accordance with the approved Plans.

               5.3.9. Tenant has fully complied with all other terms and conditions of this Lease which are then applicable.

         6.  Use of Premises and Common Areas.

            6.1. Permitted Use of Premises. Tenant may use the Premises for the Permitted Use specified in Paragraph 2.12 and for no other use. Any change in the Permitted Use will require Landlord's prior written consent, which consent will not unreasonably be withheld.

            6.2. Compliance With Laws. Tenant must comply with all laws concerning the Premises and Tenant's use of the Premises including, without limitation, the obligation at Tenant's sole cost to alter, maintain, and restore the Premises (including Tenant's Building) in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature and even if compliance requires structural alterations. Such obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the "ADA"). If Tenant's use of the




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Premises results in the need for modifications or alterations to any portion of the Common Area or the Project in order to comply with the ADA or any other law affecting the Project, then Tenant shall additionally be responsible for the cost of such modifications and alterations, as Additional Rent.

            6.3. Continuous Use. From and after the Commencement Date and throughout the Term, Tenant shall continuously and uninterruptedly operate a first class multiplex movie theater (with all theaters operating) running first-run movies under the provisions of this Lease (provided, however, Tenant shall not be obligated to operate within the Expanded Premises until 30 days after the Expanded Premises Completion Date) and, at all times, shall keep and maintain within the Demised Premises adequate advertising, concessions, and trade fixtures to service and to supply its patrons in accordance with the usual and ordinary practices of first class motion picture theaters in the Southern California region. Such obligation includes, without limitation, Tenant's exercise of its best efforts to secure the best quality, first-run motion picture feature films for exhibition at the Demised Premises. However, no shortage of funds on Tenant's part, nor any other financial difficulties as may be encountered by Tenant, shall be considered conditions which are beyond Tenant's control. If Tenant fails to continuously and uninterruptedly operate as provided in this Paragraph 6.3 for a period in excess of 14 consecutive days (or for at least 15 days in each calendar month) other than due to a casualty or remodeling which prevents such operation, such failure shall constitute a default by Tenant under this Lease.

            6.4. Hours of Business. From and after the Commencement Date, Tenant shall continuously operate in the Demised Premises for business during those days and hours of operation customarily observed by first class motion picture theaters in the Southern California region.

            6.5. Lines of Theatergoers. Tenant shall use its best efforts, in a commercially reasonable manner, to maintain its lines of invitees within the interior of the Tenant's Building, but shall be entitled, when reasonably necessary, to permit such lines to form in the portions of the Project approved by Landlord which are immediately adjacent to the Tenant's Building so long as Tenant uses reasonable efforts to supervise such lines so as to minimize the resulting interference with the flow of pedestrians through the Project and access to other portions of the Project. Landlord and Tenant shall cooperate in good faith in establishing such mutually acceptable locations for such lines so as to minimize such interference.

            6.6. Use of Common Area. Tenant's use of the Common Area shall at all times comply with the provisions of all rules and regulations regarding such use as Landlord may from time to time adopt. In no event will the rights granted to Tenant under this Lease to use the Common Area include the right to store any property in the Common Area, whether temporarily or permanently. Any property stored in the Common Area may be removed by Landlord and disposed of, and the cost of such removal and disposal will be payable by Tenant upon demand. Additionally, in no event may Tenant use any portion of the Common Area for loading, unloading, or parking, or for any other purpose other than ingress and egress except in those areas specifically designated by Landlord for such purposes or as provided in Paragraph 6.5, above.

            6.7. General Covenants and Limitations on Use. Tenant may not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises or the Project. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within ten days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or offensive activity may be carried on, in or upon the Premises nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light will be emitted from the Premises or Tenant's Building which is unreasonably bright or causes unreasonable glare, including searchlights; no sounds will be emitted from Tenant's Building or the Premises which are loud or annoying; and no odor will be emitted from Tenant's Building or the Premises which is or might be noxious or offensive to others in the Project, or on adjacent or near-by property. In addition, Tenant covenants and agrees that no unsightliness will be permitted upon the Premises. Without limiting the generality of the foregoing, all unsightly equipment, objects, and conditions must be kept enclosed within the Tenant's Building and screened from view; no refuse, scraps, debris, garbage, trash, hazardous or toxic substances, bulk materials, or waste may be kept, stored, or allowed to accumulate except as may be properly enclosed within the Premises and which meets the other requirements of this Lease; the Premises may not be used for sleeping or washing clothes, nor may Tenant use the Premises for cooking (excluding popcorn, hot dogs, and similar concession items) or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Project or nearby properties; and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals must be kept and maintained enclosed within the Tenant's Building. Tenant will be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, hazardous or toxic substances, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters to be maintained by Tenant on the Premises. Further, Tenant may not keep or permit to be kept any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature on the Premises. Neither Tenant nor Tenant's Invitees (as defined below) may do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Tenant's Building may be overloaded. No machinery, apparatus, or other appliance may be used or operated in or on the Premises or Tenant's Building that will in any manner injure, vibrate, or shake all or any part of the Project. In the event of any breach of this Paragraph 6 by Tenant or Tenant's Invitees, Landlord, at its election, may pay the cost of correcting such breach and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of 15% of such cost, to Landlord as Additional Rent.

         7.  Rent.

            7.1. Base Rent. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, abatement, prior notice, or demand, the Base Monthly Rent described in Paragraph 2.5, above (subject to adjustment as provided in Paragraph 7.2, below), in advance, on the first day of each calendar month throughout the Term. If the Commencement Date is other than the first day of a calendar month, then the Base Monthly Rent payable by Tenant for the first month of the Term (which shall be payable upon the Commencement Date) and the final month of the Term will be prorated on the basis of the actual number of days during the Term occurring during the relevant month. All "Rental" (which includes Base Monthly Rent and any other amounts payable by Tenant hereunder -- hereinafter "Additional Rent") must be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Paragraph 2.10, above, or such other address as Landlord may designate in writing to Tenant.

            7.2. Rent Adjustments. The Base Monthly Rent will adjust upon the Expanded Premises Completion Date to an amount equal to $1.25 per square foot of leasable area in the Tenant's Building (based on the estimated square footage of the Expanded Premises, such adjustment will result in Base Monthly Rent of $53,936.25). Thereafter, the Base Monthly Rent payable by Tenant will adjust every five years on the anniversary date of the Expanded Premises Completion Date, in accordance with the following schedule:



            Year                        Annual                  Monthly

            6-10                       $744,320.25/year     $62,026.69/mo
            11-15                      $855,968.29/year     $71,330.69/mo
            16-20                      $984,363.53/year     $82,030.29/mo
            21-9/30/2021               $1,132,018.06/year   $94,334.84/mo
            First Option Period        $1,301,820.77/year   $108,485.06/mo
            Second Option Period       $1,497,093.88/year   $124,757.82/mo

            7.3. Percentage Rent. In addition to the Base Monthly Rent payable by Tenant to Landlord, Tenant shall pay to Landlord percentage rent (the "Percentage Rent") in an amount equal to 10% of all Box Office Receipts, excluding "Ninety-Ten Films" (as defined below) less the amount of Base Monthly Rent actually paid by Tenant relative to the calendar year to which such Percentage Rent relates. Such Percentage Rent will be payable annually (with the Percentage Rent for the first and last years of the Term prorated). The Percentage Rent will be calculated on a calendar year basis and will be due and payable on or before January 31 of each calendar year for the Percentage Rent attributable to the preceding calendar year. Tenant shall pay Percentage Rent to Landlord without notice, demand, offset, deduction, or abatement in accordance with the following:

                  7.3.1. Box Office Receipts. For purposes of this Lease, the term "Box Office Receipts" will mean and refer to the gross selling price of all tickets of any nature or kind whatsoever sold in, on, from, upon, or through the Premises or any part thereof, by Tenant or any other person, firm, or corporation, whether for cash or upon credit and whether or not collections are made in the case of credit sales; provided, however, the term Box Office Receipts will specifically exclude "Ninety-Ten Films" (which for purposes of this Lease will mean and refer to a motion picture exhibited by Tenant under an arrangement with the film distributor by which Tenant is obligated to pay 90% or more of Tenant's adjusted gross box office receipts -- after Tenant has deducted an agreed upon amount for certain allowances, creditors, or reductions for overhead and operating expenses, i.e., the so-called "House Nut" -- as rent for such motion picture). The term Box Office Receipts will not include any of the following: (a) refunds actually made on theater ticket sales if the sales price thereof was previously included in Box Office Receipts; (b) any sales tax, admissions tax, use tax, consumer excise tax, occupational tax, or any similar tax or imposition now or hereafter levied by any federal, state, or municipal authority upon theater admissions; (c) agency commissions and commissions payable on credit card transactions actually paid to third parties for selling tickets for admission for films conducted at or within the Premises; (d) passes obtained through bona fide barter or "trade-out" transactions; (e) the gross sales proceeds realized in connection with the sale of gift certificates which can be used at any of Tenant's theaters, including those in the Premises, but which are not redeemed at the Premises, except that there shall be included in Box Office Receipts, the face amount of any gift certificates that are redeemed, or otherwise utilized as consideration for goods or services at the Premises, regardless of where the gift certificates may have been originally purchased; and (f) income from the sale of food and drink concessions.

                  7.3.2. Tenant Statements. Within 20 days after the end of each calendar month, Tenant shall furnish to Landlord a statement of Sales and Business Transacted, with a detailed accounting of Box Office Receipts, for the preceding calendar month certified by Tenant to be true and correct. In addition, within 30 days after the end of each calendar year, Tenant shall furnish to Landlord a true and correct statement of Sales and Business Transacted, with a detailed accounting of Box Office Receipts, for the entire preceding calendar year certified by an independent certified public accountant of Tenant's choice ("Tenant's Annual Statement"). Tenant's Annual Statement must be accompanied by a Percentage Rent Payment to Landlord equal to 10% of the Box Office Receipts for the preceding calendar year less the amount of Base Monthly Rent actually paid by Tenant relative to the calendar year to which such Percentage Rent relates. For the purpose of ascertaining the Percentage Rent and providing Landlord with Tenant's Annual Statement, Tenant shall keep proper books, records, and




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

accounts showing all daily sales and transactions made by Tenant or by any other person, firm, or corporation in, on, from, upon, or through the Premises ("Tenant's Records"). Tenant shall keep Tenant's Records for at least three years after the Lease Year to which such Tenant's Records pertain. Tenant also shall furnish to Landlord, upon request by Landlord, accurate and exact copies of all sales tax reports made to the State of California, to the County in which the Premises are located, or to any other governmental authority. In addition to all other rights and remedies available to Landlord by reason of a default by Tenant in timely providing any monthly statement of Sales and Business Transacted, Tenant shall pay to Landlord $100.00 concurrently with delivery of any monthly statement of Sales and Business Transacted which is not delivered within the time period specified above.

                  7.3.3. Landlord's Audit. At any time following receipt of Tenant's Annual Statement Landlord may conduct a Landlord's Audit. The term "Landlord's Audit" will mean and refer to a report of Tenant's Records audited by, at Landlord's choice, either (a) Landlord, its employees, or agents, or (b) a certified public accountant of Landlord's choice. Landlord's Audit, if conducted by a certified public accountant, will be binding and conclusive on Landlord and Tenant for purposes of calculating the Adjusted Percentage Rent (as defined below). Landlord shall pay the costs and expense of Landlord's Audit, except in the event that Landlord's Audit reveals that the amount of Sales and Business Transacted exceeds by 3% or more the amount set forth in the Tenant's Annual Statement, in which event Tenant shall pay all costs and expenses of Landlord's Audit as part of the Adjusted Percentage Rent.

                  7.3.4. Adjustment of Percentage Rent. If Landlord's Audit reveals that the actual amount of Sales and Business Transacted during a year is greater than that shown on Tenant's Annual Statement, the Percentage Rent payable by Tenant shall be adjusted upward accordingly ("Adjusted Percentage Rent") and Landlord, following the conclusion of Landlord's Audit, shall provide Tenant with written notice of the Adjusted Percentage Rent ("Audit Statement"). Tenant, within 15 days after the date of the Audit Statement, shall pay to Landlord the excess, if any, of the Adjusted Percentage Rent over the Percentage Rent paid by Tenant for such year including, when appropriate, as set forth above, the costs and expenses of the Landlord's Audit. If the Percentage Rent paid by Tenant during such year exceeds the Adjusted Percentage Rent, Landlord shall pay to Tenant the amount of such excess concurrently with Landlord's delivery of the Audit Statement or apply such overpayment to future obligations of Tenant.

      8.  Lease Expenses.

            8.1. Definition of Lease Expenses. As used in this Lease, the term "Lease Expenses" shall mean and refer to all costs and expenses, of any kind or nature, which are paid or incurred by Landlord relative to the operation, repair, replacement, maintenance, and/or for management of the Project (excluding the interior of those portions of the Project leased to individual tenants) including, without limitation, all costs and expenses relating to: (i) all personnel involved in the operation, repair, replacement, maintenance, and management of the Project (other than Landlord's corporate officers) including wages, fringe benefits, and other labor payments (and including a prorata share of such expenses for employees of Landlord who do not work exclusively at the Project), (ii) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services, (iii) general maintenance and repair of the Project, including, without limitation, the structural components of the improvements located within the Project, elevator maintenance and repair (including any service contract maintained by Landlord), repainting of improvements, and janitorial services, (iv) maintenance of landscaping and, where and when necessary, replanting, (v) keeping the parking area free from litter, dirt, debris, and other obstructions, (vi) any expenses payable by Landlord pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions affecting the Project, (vii) all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed upon or with respect to the Project, or any portion thereof (other than the Premises), by any local, state, or federal entity (viii) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Landlord used in connection with the Project, (ix) the cost of all casualty, liability, and other insurance obtained by Landlord relative to the Project, including all premiums therefore and any deductibles payable with respect to any loss insured thereby, (x) management fees (not to exceed an amount equal to 15% of total Lease Expenses, other than taxes and insurance premiums, if Landlord manages the Project itself) and legal, accounting, inspection, and consultation fees, (xi) license, permit, and inspection fees, (xii) legal, accounting, and consulting fees and expenses relating to the operation of the Project (but not attorney's fees incurred in enforcing the terms of any other tenant's lease),
(xiii) depreciation on maintenance and operating machinery and equipment owned by Landlord and rental paid for such machinery and equipment rented by Landlord,
(xiv) the cost of any security service or other security related expense, and
(xv) capital improvements or structural modifications required by any change in laws, ordinances, rules, or regulations governing the Project, or other capital improvements or structural modifications deemed reasonably necessary or desirable by Landlord, including, without limitation, capital improvements or structural modifications which reduce Lease Expenses; provided, however, any costs of such capital improvements or structural modifications shall be amortized over the useful life of such capital improvements or structural modifications. Notwithstanding anything to the contrary contained in this Paragraph 8.1, the term Lease Expenses will not include (a) Landlord's debt service expenses, (b) the cost of Landlord's Work, (c) the cost of enforcing Landlord's rights under any tenant's lease, (d) the cost of any tenant improvement or reletting costs, including brokerage commissions, or (e) any other expenses for the sole benefit of an individual tenant in the Project.

            8.2. Payment of Lease Expenses. Landlord intends to deliver to Tenant, prior to the Commencement Date and prior to the commencement of each calendar year during the Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the Lease Expenses allocable to the calendar year during which the Commencement Date occurs or such ensuing calendar year, whichever is applicable, and Tenant's Pro Rata Share of such Lease Expenses. For purposes of this Lease, the term "Tenant's Pro Rata Share" will mean and refer to the portion of the Lease Expenses payable by Tenant. Tenant's Pro Rata Share will be originally calculated as of the Commencement Date and will be re-calculated as of each January 1 during the Term as the fractional portion of the total Lease Expenses determined by multiplying such Lease Expenses by a fraction, the numerator of which is the leasable square footage of the Premises, and the denominator of which is the total aggregate leasable square footage of the Project. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Lease Expenses, in accordance with Landlord's most current estimate. Tenant shall pay to Landlord, on the Commencement Date and on the first day of each month during the Term, as Additional Rent, an amount ("Tenant's Monthly Payment") equal to one-twelfth (or, during the first calendar year following the Commencement Date, a fraction, the numerator of which is one and the denominator of which is the number of calendar months during such calendar year following the Commencement Date) of Tenant's Pro Rata Share of the Lease Expenses, as estimated by Landlord in the most recently delivered Estimated Statement. No later than 90 days after the end of each calendar year during the Term, Landlord intends to deliver to Tenant a written statement ("Actual Statement") setting forth the actual Lease Expenses allocable to the preceding calendar year. Tenant's failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 30 days after delivery to Tenant of such Actual Statement, will constitute Tenant's absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant's Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then such excess will be credited against future Tenant's Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date occurs (the "Last Calendar Year"), in which event either (i) such excess will be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year is less than Tenant's Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering any Estimated Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant's Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this Paragraph to the actual Lease Expenses allocable to a calendar year, include (i) if such calendar year is the calendar year during which the Commencement Date occurs, the actual Lease Expenses allocable to the portion of such calendar year following the Commencement Date, and (ii) if such calendar year is the Last Calendar Year, the actual Lease Expenses allocable to the portion of the Last Calendar Year prior to the Expiration Date. Notwithstanding anything to the contrary contained in this Lease, Tenant's Pro Rata Share and Tenant's Monthly Payment will adjust upon the Expanded Premises Completion Date (and Landlord and Tenant will pro rate Tenant's Monthly Payment for the month in which the Expanded Premises Completion Date occurs).

      9. Utilities and Services. Tenant shall make all arrangements for and pay the cost of all utilities and services (including without limitation their connection charges and taxes thereon) furnished to the Premises or used by Tenant, including without limitation electricity, water, heating, ventilating, air-conditioning, oil, steam for heating, sewer, gas, telephone, communication services, trash collection and removal, janitorial, cleaning, and window washing. Tenant's obligations under the preceding sentence include the obligation to install separate meters for all utilities supplied to the Premises. Landlord may, at its election, furnish to the Premises any of the utilities and services set forth in the preceding sentence, in which event Tenant shall reimburse Landlord for Landlord's cost of furnishing such utilities and services. Landlord will not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord's reasonable control. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant's changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the total cost of such items. The discontinuance of any utilities or services, including without limitation Landlord's discontinuance or failure to provide any of the utilities or services furnished by Landlord to the Premises, shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including, without limitation, Tenant's obligation to pay Rental. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord will not be liable for damages to persons or property for any such reduction, nor will any such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant's obligations under this Lease.

      10.  Maintenance.

            10.1. Tenant's Duties. Tenant shall at its sole cost and expense (i) repair, replace, repaint, and maintain all in first class condition, all portions of the Premises including, without limitation, Tenant's Building, (ii) arrange for the removal of trash from the Premises, (iii) furnish first class janitorial services within the Tenant's Building, (iv) maintain and repair any plate-glass windows within the Premises and all interior and exterior doors, (v) maintain, repair, and replace the heating, air-conditioning, and ventilation system in the Premises, including maintaining a service agreement relative to such systems satisfactory to Landlord, (vi) maintain a pest and termite control service agreement with respect to the Premises reasonably acceptable to Landlord (a copy of which Tenant shall furnish to Landlord promptly upon the execution of this Lease), and (vii) maintain and repair all plumbing lines and fixtures, all telephone lines and wiring, all wiring, fixtures, lamps, and tubes serving the Premises, and all other utility lines, pipes, conduits, circuits, and other elements providing utilities. Tenant is additionally liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant's Invitees. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises (or the area immediately surrounding the Premises), as provided above, or if Tenant or Tenant's Invitees damage any portion of the Project, then Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord's actual cost thereof, plus a supervisory fee in the amount of 15% of such actual cost.

            10.2. Landlord's Duties. Landlord shall only be obligated to maintain and repair the Common Area and the structural parts of the buildings within the Project, which are only the foundations, exterior walls (excluding glass and doors), elevator, and the structural portions of the roof, excluding skylights (but excluding the structural portions of the Tenant's Building and any other buildings for which the tenant's thereof have the responsibility to maintain such structural portions, relative to which Landlord will have no such maintenance or repair responsibility). Landlord's failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rental. Landlord has no responsibility for providing any repair or maintenance on the Premises. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expense of such repairs from rent.

      11. Net Lease. This Lease is intended to be a so-called "triple net" or "absolutely net lease" and Tenant shall have the sole responsibility for the care, maintenance, and repair of the Premises as though Tenant were the owner of the Premises. Tenant is liable for and must bear all of the costs and expenses of the Premises, including the care, maintenance, and repair of the Premises, except as expressly provided to the contrary in this Lease.

      12. Parking. Subject to the remaining provisions of this Paragraph, as long as Tenant is not in default under this Lease, Landlord grants to Tenant (for the benefit of Tenant and Tenant's Invitees) the right to the non-exclusive use of the shared usage parking areas within the boundaries of the Common Area and serving the Project (the "Parking Area"), as depicted on attached Exhibit "A". Tenant's rights to use the Parking Area are subject to such rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Area, including without limitation (i) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project; except that no such rule will materially affect the amount of parking available to Tenant in the Protected Area (as defined below), depicted on attached Exhibit "A", and (ii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Landlord makes reasonable amounts of parking available (or reasonable amounts of parking will remain available) to Tenant elsewhere on the Project, or within a reasonable distance from the Project, and provided that any such improvements or alterations within the Protected Area will require Tenant's prior written consent, which consent will not unreasonably be withheld, and Tenant's failure to respond to a written request for consent within ten days of receipt of such written request will constitute Tenant's deemed approval of such construction or alterations. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area (other than the Protected Area), to the exclusion of all other tenants. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant's Invitees, and no such decrease will affect Tenant's obligations under this Paragraph or entitle Tenant to any abatement of Rental.

      13. Signs. Tenant may not place, construct, or maintain any additional sign, advertisement, awning, banner, or other exterior decoration (collectively, "sign") on the Premises or on Tenant's Building without Landlord's prior written consent which consent will not unreasonably be withheld. Any sign that Tenant is permitted by Landlord to place, construct, or maintain on the Premises or on Tenant's Building must comply with Landlord's sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the "Sign Criteria"), and must comply with all applicable laws, ordinances, rules, or regulations, and Tenant must obtain any approval required by such laws, ordinances, rules, and regulations, at Tenant's sole expense. Landlord makes no representation with respect to Tenant's ability to obtain any such approval. Tenant shall, at Tenant's sole cost, make any changes to any such sign which may be required by any new or revised applicable laws, ordinances, rules, or regulations, or any changes in the Sign Criteria required by any governmental entity. Tenant shall, additionally, maintain, repair, and replace all of Tenant's signs in first class condition (excluding any multi-tenant sign within the Project maintained by the Landlord), at Tenant's sole expense. Such obligation shall include the obligation to immediately replace burned-out or defective lightbulbs or lighting fixtures and to replace all broken or cracked sign faces or lettering. Marquee-type signs with removable lettering will be used only to announce the names of films being exhibited (or to be exhibited) by Tenant.

      14. Rules, Regulations, and Covenants. Tenant shall (and shall cause Tenant's Invitees to) observe faithfully and comply strictly with any reasonable rules and regulations which Landlord may from time to time adopt for the Project as well as any recorded covenants, conditions, or restrictions affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time (all of the foregoing, collectively, "rules"); provided, however, no new recorded covenants, conditions, or restrictions (or amendments to existing ones) will be binding upon Tenant unless they do not materially and adversely affect Tenant's rights under this Lease. Landlord has no duty or obligation to enforce any rule against any other tenant, and Landlord will not be liable to Tenant for violation of any rule by any other tenant, or any other tenant's agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, will be binding upon Tenant and in no event may Tenant utilize the Premises for any use so prohibited (so long as such prohibition does not affect Tenant's then current use of the Premises). Tenant further acknowledges that Tenant's use of the Premises is subject to any matters or documents now or hereafter of record, including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights-of-way, or any construction, operation, and reciprocal easement agreements. If the Project is now or hereafter governed or burdened by any easements, covenants, conditions and/or restrictions of record agreed to, granted, and/or imposed by Landlord and/or any other third party, then this Lease and all of Tenant's rights and interest in the leasehold estate created by this Lease will be subject and subordinate thereto and to any and all amendments or modifications at any time thereafter made thereto. Tenant shall promptly upon request execute and deliver to Landlord any documents or instruments required to evidence the subordination of this Lease as provided by this Paragraph, but failure to do so will not affect the automatic subordination specified above. If Tenant fails or refuses to execute and deliver such documents or instruments as required by the preceding sentence within ten days after written request therefor from Landlord, such failure or refusal will constitute a default by Tenant, but such default will in no way affect the validity or enforceability of the automatic subordination specified above.

      15. Construction Insurance. Throughout the period of time that Tenant and/or Tenant's Contractor is performing the Tenant's Work, Tenant shall maintain course of construction and workers' compensation insurance in forms, amounts, and coverages, and with insurance companies, acceptable to Landlord.

      16. Insurance Coverages. Throughout the Term of this Lease Tenant will maintain the following insurance coverages:

            16.1. Tenant shall obtain and maintain a policy of fire insurance with "special coverage" or "all risk endorsement" and insurance with respect to risks from time to time included under the standard extended coverage endorsement, including vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, all in amounts not less than 100% of the full replacement cost of the Premises and Tenant's Building, as determined from time to time (but not less often than once every three years) by Landlord or the insurer(s).

            16.2. Tenant shall obtain and maintain comprehensive general public liability insurance against claims for bodily injury, death or property damage arising out of the use or occupancy of the Demised Premises by Tenant with a combined single limit of $2,000,000.00. In addition, Tenant shall carry business interruption insurance for a period of not less than 12 months for an amount sufficient to compensate Landlord for the Base Monthly Rent, the Percentage Rent (based upon the prior year's Percentage Rent paid, as adjusted from time to time), and other additional payments required to be paid by Tenant hereunder (i.e., real property taxes and assessments, Lease Expenses, and insurance). For purposes of determining the amount of business interruption insurance to be carried by Tenant, Percentage Rent for the first year of the Term shall be assumed to be zero ($0.00).

            16.3. Tenant shall not conduct any operation in the Premises which would cause suspension of the insurance carried by Tenant pursuant to the terms of this Lease. In no event shall any insurance policies required to be carried by Tenant under the terms of this Lease or the Declaration be written on a "claims made basis".

      17. Insurance Generally. In addition to the insurance to be obtained and maintained by Tenant, as provided above, Landlord has the right, upon written demand, to require Tenant to obtain and maintain such other and additional insurance coverages as Landlord, in its sole reasonable discretion, deems appropriate; provided such coverages are of a type which are commonly required of tenants in similar projects. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant pursuant to this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the



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

Term, then such premiums will be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) must be issued as a primary policy by insurance companies authorized to do business in the State of California with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "X", as set forth in the most current edition of "Best's Insurance Reports" (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) must name Landlord and any Lender as additional insureds, (iii) must consist of "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, (iv) may not be cancelable or subject to reduction of coverage or other modification except after 30 days' prior written notice to Landlord and any Lender, and (v) may not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or "binder" extending such policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

      18. Waiver of Subrogation. Landlord and Tenant release each other from all claims for damage, loss, or injury to the Project, to Tenant's Personal Property, and to Tenant's Building to the extent such damage, loss or injury is covered by any insurance policies carried by Landlord or Tenant and in force at the time of such damage. Landlord and Tenant shall each use their best efforts to cause all insurance policies obtained pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy.

      19. Landlord's Insurance. Landlord shall maintain insurance with such coverage, in such amounts, and with such limits as Landlord may determine in its reasonable discretion, including any of the following: (i) Public liability and property damage insurance covering the Common Area; (ii) Fire and extended coverage insurance for the Common Area; (iii) fidelity insurance; (iv) rental interruption insurance; and (v) such other coverage as Landlord deems appropriate. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, "Insurance Expenses") shall be included as part of the Lease Expenses.

      20.  Taxes.

            20.1. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant's personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment ,and inventory (collectively, "Tenant's Personal Property"). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy. Tenant may contest the amount of any such tax assessed against Tenant's Personal Property provided Tenant first provides Landlord with adequate security that such contest will not result in the enforcement of any lien.

            20.2. Real Property Taxes. Tenant shall pay, at least ten days before delinquency, all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary,




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

or extraordinary, and of every kind and nature, which may be separately levied, assessed, or imposed upon or with respect to the Premises, including the Tenant's Building. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If Landlord does not receive satisfactory evidence that such payments were made at least ten days before delinquency, Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges and Tenant will immediately reimburse Landlord for the amounts so paid, as Additional Rent, regardless of the validity of the levy.

      21. Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes (other than the original Tenant's Work) of any nature in, on, or to the Premises (any of the preceding, "Alterations") unless (i) Tenant first obtains Landlord's written consent, (ii) Tenant complies with all conditions which may be imposed by Landlord, (iii) such Alterations will not, individually or in the aggregate, lessen the fair market value of the Premises or the Project, or materially affect the Premises' or Project's utility, and (iv) Tenant pays to Landlord Landlord's reasonable costs and expenses for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. At least 30 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, detailed plans of such proposed Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant's sole cost, (a) acquire (and deliver to Landlord a copy of) a permit(s) from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner), (b) obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a lien and completion bond in an amount equal to 150 percent of the estimated cost of the proposed Alterations, to insure Landlord against any liability for mechanics' liens and to insure completion of the work, (c) provide Landlord with ten days' prior written notice of the date the installation of the Alterations (or the delivery of materials) is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (d) obtain (and deliver to Landlord proof of) reasonably adequate course of construction insurance, as well as workers' compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations, including Tenant's Building, will upon installation become the property of Landlord and will remain on and be surrendered with the Premises on the Expiration Date, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations on the Expiration Date, by so notifying Tenant in writing on or before the Expiration Date, in which event, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics' and materialmen's lien's resulting from or relating to any Alterations. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a company satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord's attorneys' fees and costs in participating in such an action.

      22. Surrender of Premises and Holding Over. On the Expiration Date, (i) Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above), including the Tenant's Building, in a first class and clean condition, (ii) Tenant shall remove all of Tenant's Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant's Personal Property, and (iii) Tenant shall surrender to Landlord all keys to the Premises (including, without limitation, keys to exterior and interior doors). Landlord may elect to retain or dispose of in any manner any of Tenant's Personal Property that Tenant




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

does not remove from the Premises on the Expiration Date as required by this Lease by giving written notice to Tenant. Any such Tenant's Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such fixtures or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, or disposing of any such fixtures or Tenant's Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date, Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days' written notice given at any time by Landlord or Tenant. During any such holdover or month-to-month tenancy, Tenant shall pay, as Base Monthly Rent, 150% of the Base Monthly Rent in effect immediately prior to the Expiration Date, as the case may be. All other provisions of this Lease except for those pertaining to Term and Base Monthly Rent shall apply to such holdover or month-to-month tenancy.

      23. Default. The occurrence of any of the following will constitute a material default and breach of this Lease by Tenant:

            23.1.  The vacating or abandoning of the Premises by Tenant.

            23.2. Tenant's failure to make any payment of Rental within five days of written notice; provided, however, such notice shall be in lieu of, and not in addition to, any statutorily required notice prior to declaration of a default or enforcement of an action in unlawful detainer. No grace period prior to the imposition of a late charge pursuant to Paragraph 28 below, will extend the date when such Rental is due and payable, and Tenant will be in default under this Lease if such payment is not timely made.

            23.3. Tenant's failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than those described in the preceding two Paragraphs, where such failure continues for a period of 30 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice will be in lieu of, and not in addition to, any statutorily required notice prior to declaration of a default or enforcement of an action in unlawful detainer; and provided further, however, that if the nature of Tenant's default is such that more than 30 days are required for its cure, then Tenant will not be deemed to be in default if Tenant commenced such cure within such 30-day period and thereafter diligently prosecutes such cure to completion within no more than 90 days after Landlord's written notice.

            23.4. Tenant's failure to pay its debts relating to the goods provided at the Premises (other than under this Lease) as they become due (other than due to a good faith dispute with the account payee). For purposes of this Paragraph, a debt will be deemed overdue when the earliest of the following occurs: (i) 30 days from the date a statement for such debt is rendered; (ii) the date on which any action or proceeding for such debt is commenced; or (iii) the date on which a formal notice of default or demand is sent.

            23.5. Tenant's failure to timely deliver its monthly statement of Sales and Business Transacted two or more times in any calendar year.

            23.6. Tenant's failure to deliver to Landlord, within ten days after Landlord's written request (but not more often than twice in any calendar year), any financial statement of Tenant (including without limitation a current annual balance sheet of Tenant) reasonably requested by Landlord.

            23.7. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent, or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 60 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 60 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 60 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

      24. Landlord's Remedies. Landlord will have the following remedies if Tenant commits a default or breach under this Lease (after expiration of any cure periods set forth in Paragraph 23, above); these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

            24.1. Continuation of Lease. No act by Landlord (including without limitation the acts set forth in the succeeding sentence) will terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rental when due and enforce all the other provisions of this Lease (including bringing suit from time to time for amounts unpaid), (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining Term of this Lease, and/or (iv) have a receiver appointed to collect Rental and conduct Tenant's business. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, advertising costs, and expenses of remodeling the Premises for such reletting. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting will be applied to the payment of, in the following order and priority, (i) any amount owed by Tenant to Landlord other than Base Monthly Rent, (ii) all costs incurred by Landlord in any reletting, and (iii) Base Monthly Rent due and unpaid under this Lease. After applying such payments, as referred to above, any sum remaining from the rent Landlord receives from such reletting will be held by Landlord and applied in payment of future Base Monthly Rent as it becomes due under this Lease. In no event will Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

            24.2. Termination of Tenant's Right to Possession. Landlord may terminate this Lease and Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate this Lease and Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Base Monthly Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Base Monthly Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Base Monthly Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below, or if no Default Rate is set forth, then at the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

            24.3. Landlord's Right to Cure Default. Landlord, at any time after Tenant commits a default under or breach of this Lease, may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate will accrue (and be immediately payable) on such overdue amount until it is paid.

            24.4. Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate will accrue and be immediately payable on such overdue amounts until it is paid.

      25. Interest and Late Charges. Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Project. Therefore, if any Rental is not received by Landlord within ten days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of 5% of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid within 30 days of the date such Rental was due, then Tenant shall pay to Landlord interest on such overdue Rental at the rate of 5% per annum above the "reference rate" announced from time to time by Bank of America, NT&SA (the "Default Rate"). Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due (if such reference rate ceases to be announced, then a comparable "prime rate" shall be utilized, as selected by Landlord).

      26. Destruction. If the Premises or the Tenant's Building is totally or partially destroyed during the Term, then, subject to the remainder of this Paragraph, (i) Tenant shall, at Tenant's sole cost and expense, immediately commence and thereafter promptly, diligently, and with all reasonable dispatch completely restore the Premises and the Tenant's Building to substantially the same condition as they were in immediately before such destruction, (ii) Tenant will additionally restore all of Tenant's Alterations and, if necessary to operate Tenant's business, replace Tenant's Personal Property, (iii) such destruction will not terminate this Lease, and (iv) all obligations of Tenant under this Lease will remain in effect, except that if such destruction was not caused by Tenant or Tenant's Invitees, the Base Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the leasable area of the Premises rendered unusable or inaccessible by the destruction to (b) the leasable area of the Premises prior to such destruction. Notwithstanding anything to the contrary in the preceding sentence, any such restoration must be undertaken in the same manner as any Alteration would be undertaken pursuant to this Lease, and in no event will the Base Monthly Rent abate or be reduced beyond that date which is the earlier of (i) the date upon which Tenant ceases to promptly, diligently, and with all reasonable dispatch pursue the restoration of the Premises and the Tenant's Building, (ii) the date Tenant substantially completes such restoration, or (iii) that date which is six months after the date of the destruction (unless Tenant is delayed due to unusual delays in the governmental permitting and approval process, in which case such delays will extend such six month period by the number of days that Tenant is so delayed beyond the time normally associated with such process). Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. Upon restoring the Premises, Tenant shall immediately refixturize, re-equip, and restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable. All insurance proceeds attributable to such destruction under any policy of insurance obtained and maintained by Tenant will be payable to Landlord for disbursement to Tenant in the same manner as the Construction Allowance is to be disbursed pursuant to Paragraph 5.3, above.

      27. Condemnation. If during the Term there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), the rights and obligations of Landlord and Tenant will be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises or the entirety of Tenant's Building, then this Lease will terminate on the date the Condemnor takes possession of the Premises or Tenant's Building (the "Date of Condemnation"). A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, will not constitute a Condemnation under this Paragraph; but in such event the Base Monthly Rent will abate as to the portion of the Premises affected during such temporary Condemnation. If such Condemnation is of any portion, but not all, of the Premises or Tenant's Building, then this Lease will remain in effect, except that, if the remaining portion of the Premises or Tenant's Building is rendered unsuitable for Tenant's continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the "Termination Notice") within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination will be effective on the earlier of (i) that date which is 30 days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give the Termination Notice to Landlord within such 30-day period, then all obligations of Tenant under this Lease will remain in effect, except that (unless the Premises are restored as set forth below) Base Monthly Rent will be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph if, within 20 days after Landlord's receipt of the Termination Notice, Landlord notifies Tenant that Landlord, at its cost, will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease will remain in effect, except that Base Monthly Rent will be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken to (B) the area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost will accomplish any restoration required by Tenant to use the Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the "Award") will belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant's right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant's loss of goodwill. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking of the Premises.

      28. Assignment and Other Transfers. Tenant's rights with respect to (i) any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) 50% or more of the aggregate issued and outstanding equitable interests in Tenant (any of the foregoing, a "Transfer") will be subject to the following:

            28.1. Without Landlord's prior written consent, which shall not be unreasonably withheld, Tenant will not enter into (nor permit to occur), voluntarily, involuntarily, by operation of law, or otherwise, any Transfer.

            28.2. Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a "Proposed Transferee") if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant's sole remedy shall be to have the proposed Transfer declared as valid as if Landlord's consent had been given, although Tenant shall be entitled to reasonable attorney's fees if Tenant is the prevailing party in such litigation.

            28.3. At least 30 days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord's and Landlord's attorneys' cost of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer), and a written notice ("Tenant's Notice") which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 30 days after Tenant's Notice is given, and
(d) the nature, character, and current banking, financial, and other credit information and references with respect to the proposed Transferee and the business of the proposed Transferee (including without limitation tax returns for the three most-recent years, a business plan with cash-flow projections and financial projections with assumptions and competitive market analysis), in reasonably sufficient detail to enable Landlord to determine the proposed Transferee's financial responsibility.

            28.4. Within 30 days after Landlord's receipt from Tenant of such $400.00 and Tenant's Notice, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in Tenant's Notice), then such consent will be deemed withdrawn and Tenant will be required again to comply with this Paragraph 28 before making a Transfer.

            28.5. Landlord will not have unreasonably withheld its consent with respect to any Transfer if, among other reasons, Landlord shall not have received such sum or Tenant's Notice, if

Tenant is in default under this Lease, if the nature or character of the proposed Transferee, or the proposed use and occupancy of the Premises by the proposed Transferee, is not in keeping with the dignity and character of the Project and the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Landlord is not satisfied that the proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound.

            28.6. No Transfer will release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant will continue to remain primarily liable under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent and other amounts from any Transfer, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and other amounts and apply them toward Tenant's obligations under this Lease; except that, unless Tenant defaults under this Lease, Tenant will have the right to collect such rent and other amounts.

            28.7. Any documents evidencing a Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, will apply to such Transfer: (A) such Transfer will be subject and subordinate to all provisions of this Lease; (B) no proposed Transferee will be permitted to enter into any subsequent Transfer without Landlord's prior written consent; and (C) at Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the proposed Transferee will make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment will be evidenced by an agreement in form and substance satisfactory to Landlord which the proposed Transferee will execute and deliver to Landlord within five days after request by Landlord.

            28.8. Tenant will promptly reimburse Landlord for Landlord's reasonable cost (less any payment made by Tenant to Landlord as set forth above in this Paragraph 28) of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer, including without limitation reasonable attorneys' fees.

            28.9. Tenant will promptly pay to Landlord 50% of all rents and other consideration, of whatever nature, payable by the proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceed (i) if a sublease of a portion of the Premises, the portion of the Base Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (ii) if any other Transfer, the Base Monthly Rent.

            28.10. Tenant acknowledges and agrees that each of the rights of Landlord set forth in this Paragraph 28 in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of California Civil Code Section 1951.4

      29. Common Areas. Landlord hereby reserves the following rights with respect to the Common Area:

            29.1. To install, use, maintain, repair, relocate, and replace pipes, ducts, conduits, wires, meters, and equipment for service to other parts of the Project (so long as any such action within the Protected Area will not materially and adversely affect Tenant's operation of its business);

            29.2. To make or permit changes, additions, and deletions to the Common Area and the Project (so long as any such action within the Protected Area will not materially and adversely affect

Tenant's operation of its business);

            29.3. To close temporarily any portion of the Common Area for maintenance, repair, improvement, and/or construction purposes so long as reasonable access to the Premises remains available;

            29.4. To designate other land outside the boundaries of the Project to be a part of the Project;

            29.5. To add or permit the addition of improvements to the Common Area;

            29.6.  To change the address and name of the Project;

            29.7. To use the Common Area while engaged in making additional improvements, repairs, or alterations to the Project;

            29.8. To construct additional buildings and improvements within the Project which may cause the relocation or closing of driveways and parking facilities on a temporary or permanent basis so long as reasonable access and parking for the Premises remain available;

            29.9. To create and transfer separate legal parcels within the Project;

            29.10. To close any of the Common Area to the extent required in the opinion of Landlord's legal counsel to prevent a dedication of any of the Common Area or the accrual of any rights to any person or to the public in and to any portion of the Common Area;

            29.11. To make changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic in the Common Area (so long as any such action within the Protected Area will not materially and adversely affect Tenant's operation of its business); and

            29.12. To do and perform such other acts and make such other changes, additions, and deletions in, to, or with respect to the Common Area or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

      Notwithstanding anything to the contrary in this Paragraph 29, Landlord will not make any changes to that portion of the Common Area shown by cross-hatching on attached Exhibit "A" and designated as the "Protected Area" without Tenant's prior consent, which consent will not unreasonably be delayed or withheld. Any failure by Tenant to respond to any request for consent within ten days will constitute Tenant's consent to any proposed change. No change to the Common Area or the Project by Landlord will entitle Tenant to any abatement of Rental.

      30. Access by Landlord. Landlord and Landlord's Invitees have the right to enter the Premises (including Tenant's Building) at all reasonable times, during normal business hours if feasible under the circumstances, and upon reasonable notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right to perform, and to perform any other repairs or maintenance which are required, in Landlord's opinion, to avoid damage to persons or property, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) to post "for sale" or "for rent" or "for lease" signs, (vi) to show the Premises to brokers, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vii) to shore the foundations, footings, and walls of the Project or otherwise perform maintenance or construction activities upon the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Project. Landlord's rights under this Paragraph extend, with Landlord's consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers, and contractors. Landlord will not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting solely and directly from the grossly negligent acts of Landlord or Landlord's agents, contractors, employees, licensees, and invitees (collectively, "Landlord's Invitees"). Tenant will not be entitled to any abatement or reduction of Rental because of the exercise by Landlord or Landlord's Invitees of any rights under this Paragraph.

      31. Landlord's Reserved Rights. Landlord, as owner of the Project, reserves the right from time to time: (i) to change the name of the Project;
(ii) to temporarily utilize portions of the Common Area for entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord's judgment, tend to attract the public; and (iii) to utilize the lighting standards and other areas or improvements in the Common Area for advertising purposes or holiday decorations.

      32. Indemnity and Exemption of Landlord from Liability. Tenant hereby indemnifies Landlord against all Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, "Claims" will mean and refer to all liabilities, damages, demands, actions, causes of action, losses, costs, expenses, attorneys' fees, and claims (except to the extent they result solely from Landlord's grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant's or Tenant's Invitees' use of the Premises or the Project, (ii) the conduct of Tenant's business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant's Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence, recklessness, or willful misconduct of Tenant or any of Tenant's Invitees. If any action or proceeding is brought against Landlord by reason of any such Claims, Tenant upon notice from Landlord shall defend Landlord from such action or proceeding at Tenant's sole cost by legal counsel satisfactory to Landlord. Except to the extent caused solely by Landlord's grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord will not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Tenant's business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant.

      33. Hazardous Substances. Tenant hereby agrees to indemnify Landlord against all actions, demands, liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they arise solely as a result of Landlord's grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a "Hazardous Material") into ambient air, water, or land by Tenant or Tenant's Invitee's, or otherwise from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant's Invitee's, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes hereof, "environmental laws" shall mean any federal, state, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z'berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7). The foregoing obligation to indemnify Landlord against losses will include, without limitation, the obligation to indemnify Landlord against diminution in value of the Premises and the Project or any portion of the real property surrounding the Project (the "Adjacent Property"), damages for the loss or restriction on use of rentable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project or the Adjacent Property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, which arise during or after the Lease Term as a result of any contamination. This indemnification obligation also includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Project and arising out of a breach of Tenant's obligations pursuant to this Paragraph 38. If the Premises (or, due to the acts or omissions of Tenant or Tenant's Invitees, the Project) are contaminated by any Hazardous Material during the Term, then Tenant shall promptly (1) notify Landlord in writing of such contamination, and (2) perform all remediation required by Landlord (to Landlord's satisfaction and at Tenant's sole cost) necessary to return the Premises and the Project to at least as good a condition as the Premises and the Project are in as of the date of this Lease. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord's election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of 15% of such cost. Tenant's obligations and liability under this Paragraph will survive the termination of Tenant's tenancy and the Term of this Lease, except that nothing contained in this Paragraph will be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant's Invitees contributed to such problem during the Term of this Lease. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statute), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project.

      34. Prohibition Against Asbestos-Containing Materials. Tenant may not allow or permit any materials which contain asbestos in any form or concentration ("Asbestos-Containing Materials") to be used or stored in the Premises (excluding the storage and sale of new brake pads in accordance with all applicable laws and in the ordinary course of Tenant's business) or used in the construction of the

Expanded Premises or any Alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials applies regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord will have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises, including Tenant's Building, to determine Tenant's compliance with this Paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of the Expanded Premises or any Alterations to the Premises, (i) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant's sole cost, (ii) such removal must comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (iii) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (iv) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (a) declare Tenant in default under this Lease and exercise any of Landlord's rights and remedies following default provided for in this Lease, without the necessity of further notice to Tenant, and/or (b) remove and dispose of the Asbestos-Containing Materials and obtain immediate reimbursement from Tenant, as Additional Rent, for the cost of such removal and disposal, plus a supervisory fee in the amount of 15% of such cost. Tenant shall indemnify Landlord and Landlord's directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys' fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, or (C) Tenant's failure to perform its obligations to remove such Asbestos-Containing Materials under this Paragraph.

      35. Security Measures. Tenant acknowledges (i) that the Base Monthly Rent does not include the cost of any security measures for the Premises or any portion of the Project (ii) that Landlord has no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant's Invitees in, on, or about the Project, as well as for providing any security required by any recorded documents or applicable ordinance as a result of Tenant's use of the Premises. If Landlord provides any security measures at any time, then Landlord will not be obligated to continue providing such security measures and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant's property, and Tenant's Invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant's Invitees, and/or to the personal property of Tenant and/or of Tenant's Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord has no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord's knowledge of such crimes or conduct, and Tenant is hereby advised to conduct such investigations and inquiry as Tenant deems necessary or appropriate to fully evaluate Tenant's security needs at the Premises. If Landlord reasonably determines that Tenant's use of the Premises results in an increase in security costs for the center, Tenant hereby agrees to pay for such additional costs. Landlord shall provide a cost breakdown and invoice for such additional costs. Tenant agrees to pay for such additional costs within thirty (30) days of written notice from Landlord.

      36. Subordination and Attornment. This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph are self-operative, and no further instrument of subordination will be required. In confirmation of such subordination, however, Tenant will promptly execute and deliver any instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease will be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease will be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage will be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, succeeds to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord will not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord will not be bound by any prepayment by Tenant of more than one month's installment of Base Monthly Rent or any other Rental, (iii) such successor landlord will not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, (vi) Tenant hereby irrevocably appoints Landlord (and such successor landlord) as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant, and (vii) upon such attornment, this Lease will continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. If any Lender requests amendments to this Lease which do not affect the size of the Premises or the amount of Rental payable by Tenant, at any time during the Term, then Tenant will not unreasonably withhold or delay its written consent to such amendments.

      37. Estoppel Certificates. Within 15 days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Base Monthly Rent, (iii) the date to which the Base Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rental which has been paid, (iv) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease, and (v) such other matters as Landlord may reasonably request. Tenant's failure to deliver such certificate within such 15-day period will be conclusive evidence as against Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease (except as may be represented by Landlord). Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver any such certificate to any third party if Tenant fails to deliver such certificate within such 15-day period.

      38. Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant will impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental will not constitute a waiver of any default other than the particular Rental payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than the Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, will not release Tenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, will constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises will constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and will not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant's waivers set forth in this Paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

      39. Memorandum of Lease. Concurrently with the execution of this Lease, Landlord and Tenant shall execute and record in the Official Records of San Diego County, California, a Memorandum of Lease and Termination Agreement, in form and content satisfactory to Landlord, by which (i) Landlord and Tenant will provide notice of the existence and term of this Lease, and (ii) the lease pursuant to which Tenant has been occupying the Old Building will be cancelled and terminated.

      40. Brokers. Tenant represents that, except as to [None] , no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and Tenant has not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby indemnifies Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant.

      41. Easements. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps and restrictions, provided such easements, rights, dedications, parcel maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so.

      42. Limitations on Landlord's Liability. In consideration of the benefits accruing to Tenant under this Lease, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach, of default under this Lease by Landlord or otherwise relating to Tenant's tenancy under this Lease, the following limitations will apply:

            42.1. Tenant's sole and exclusive remedy against Landlord will be against Landlord's interest in the Project;

            42.2. No officer, director, shareholder, agent, or partner of Landlord will be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the Landlord) and no service of process will be made against any officer, director, shareholder, agent, or partner of Landlord (except as may be necessary to secure jurisdiction of the Landlord);

            42.3. No officer, director, shareholder, agent, or partner of Landlord will be required to answer or otherwise plead to any service of process;

            42.4. No judgment may be taken against any officer, director, shareholder, or partner of Landlord and any judgment taken against any officer, director, shareholder, agent, or partner of Landlord may be vacated and set aside as any time retroactive to the date of entry of judgment;

            42.5. No writ or execution will ever be levied against the assets of any officer, director, shareholder, agent, or partner of Landlord;

            42.6. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, agents, or shareholders of Landlord, and Tenant may not seek recourse against the individual partners, directors, officers, agents, or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

            42.7. These covenants and agreements are enforceable both by Landlord and also by any officer, director, shareholder, agent, or partner of Landlord.

      43. Sale or Transfer of Premises. If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, will be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord will be discharged from any further liability arising from the security deposit or prepaid rent.

      44. Quitclaim Deed. Tenant shall execute and deliver to Landlord on the Expiration Date, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

      45. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, will not work a merger, and will, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

      46. Confidentiality. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addendums hereto), or as consented to in writing by Landlord:

            46.1. Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease in strict confidence; and

            46.2. Tenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning the terms of this Lease.

Nothing provided in this Paragraph will, however, prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such Tenant uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement. If Tenant violates this confidentiality provision, in addition to all other remedies to which Landlord may be entitled under law or in equity, Landlord will be entitled to receive immediately the entire value of any rent relief, construction allowance, rent abatement, free rent, reimbursement, or other concession which Landlord has previously granted to Tenant.

      47.  Miscellaneous.

            47.1. Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

            47.2. Tenant acknowledges receipt of copies of the following documents, which were provided without warranty or representation: (i) Statement of Conditions, Maintenance, Restrictions and Reservation of Easements dated as of October 5, 1989, and recorded in the San Diego County Recorder's Office on October 26, 1989, as Documents No. 89-5833339 and (ii) Title Report issued by Chicago Title Company. Landlord will provide no other reports or studies relative to the Premises which Tenant will accept in its as-is, where-is condition. Tenant acknowledges that (a) Landlord's predecessor-in-interest acquired the Project pursuant to foreclosure proceedings, (b) Landlord did not develop or construct the Project or grade the Premises, and (c) Landlord does not make any warranty or representation concerning the Project or the Premises except as expressly stated in this Lease.

            47.3. Upon Landlord's written request, Tenant shall promptly furnish to Landlord, from time to time, with financial statements certified by Tenant to be true and correct, reflecting Tenant's then current financial condition. Such financial statements will include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Landlord's written request, Tenant shall allow Landlord, or a certified public accountant of Landlord's choosing, to determine Tenant's current financial condition by reviewing Tenant's current financial books, records, and accounts at Tenant's corporate offices.

            47.4. Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages unless such sale is specifically permitted by Landlord, in its sole discretion.

            47.5. This Lease will be governed by and construed in accordance with the laws of the State of California.

            47.6. For purposes of venue and jurisdiction, this Lease will be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

            47.7. This Lease may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one document.

            47.8. Whenever the context so requires, all words used in the singular will be construed to have been used in the plural (and vice versa), each gender will be construed to include any other genders, and the word `person" will be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

            47.9. Each provision of this Lease will be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

            47.10. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding will be entitled to recover from the unsuccessful party all costs, expenses, and actual attorney's fees and expert witness fees relating to or arising out of () such Proceeding (whether or not such Proceeding proceeds to judgment), and () any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees and expert witness fees.

            47.11. This Lease will become effective when it has been executed by each of Landlord and Tenant.

            47.12. Subject to any restriction on transferability contained in this Lease, this Lease will be binding upon and will inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph will create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

            47.13. The headings of the Paragraphs of this Lease have been included only for convenience, and will not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

            47.14. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

            47.15. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter of this Lease, is a complete and exclusive statement of the terms of such agreement, and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to such subject matter.

            47.16. Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

            47.17. All notices or other communications required or permitted to be given to Tenant or Landlord must be in writing and must be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to Tenant at the address set forth in Paragraph 2.11 of this Lease and to Landlord at the address set forth in Paragraph 2.10 of this Lease. Each such notice or other communication will be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it will be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant may give a notice of a change of its address to the other.

            47.18. All provisions, whether covenants or conditions, to be performed or observed by Tenant will be deemed to be both covenants and conditions.

            47.19. All payments to be made by Tenant to Landlord under this Lease must be in United States currency.

            47.20. The Exhibits and Addendum attached to this Lease are incorporated herein by this reference.

                  LANDLORD:   Pacific Oceanside Holdings, L.P.,
                  a California limited partnership,

                  BY:   Pacific Oceanside Assets, Inc.,
                        a California corporation
                        Its General Partner


                  BY:_____________________________________
                        John W. Chamberlain, President


                  TENANT: CinemaStar Luxury Theatre Company, Inc., a California corporation


                  BY:________________________________________
                        Alan M. Grossberg
                  ITS:  Senior Vice President and Chief Operating Officer

                                TABLE OF CONTENTS

1.  Agreement to Let ..........................................................................    1

2.  Principal Lease Provisions ................................................................    1

3.  Term ......................................................................................    3

          3.1.  Initial Term ..................................................................    3

          3.2.  Options to Extend .............................................................    3

4.  Delivery of Possession ....................................................................    4

5.  Expansion and Construction ................................................................    4

            5.1.  Landlord's Work .............................................................    4

            5.2.  Tenant's Work ...............................................................    4

                  5.2.1.  Description of Tenant's Work ........................................    4

                  5.2.2.  Conformity to Plans .................................................    5

                  5.2.3.  Completion of Tenant's Work .........................................    5

                  5.2.4.  Coordination of Construction ........................................    6

                  5.2.5.  No Landlord Liability ...............................................    6

                  5.2.6.  Construction of Tenant Improvement by Tenant's Contractor ...........    6

            5.3.  Construction Allowance ......................................................    7


6.  Use of Premises and Common Areas ..........................................................    8

            6.1.  Permitted Use of Premises ...................................................    8

            6.2   Compliance With Laws ........................................................    8

            6.3   Continuous Use ..............................................................    8

            6.4.  Hours of Business ...........................................................    9

            6.5.  Lines of Theatergoers .......................................................    9

            6.6.  Use of Common Area ..........................................................    9

            6.7   General Covenants and Limitations on Use ....................................    9

7.  Rent ......................................................................................   10


            7.1.  Base Rent....................................................................   10


            7.2.  Rent Adjustments ............................................................   10

            7.3.  Percentage Rent .............................................................   10

                  7.3.1.  Sales and Business Transacted .......................................   11

                  7.3.2.  Tenant Statements ...................................................   11

                  7.3.3.  Landlord's Audit ....................................................   11

                  7.3.4.  Adjustment of Percentage Rent .......................................   12

8.  Lease Expenses ............................................................................   12

            8.1.  Definition of Lease Expenses ................................................   12

            8.2.  Payment of Lease Expenses ...................................................   13

9.  Utilities and Services ....................................................................   13

10.  Maintenance ..............................................................................   14

            10.1.  Tenant's Duties ............................................................   14

            10.2.  Landlord's Duties ..........................................................   14

11.  Net Lease ................................................................................   14

12.  Parking ..................................................................................   15

13.  Signs ....................................................................................   15

14.  Rules, Regulations, and Covenants ........................................................   15

15.  Construction Insurance ...................................................................   16

16.  Insurance Coverages ......................................................................   16

17.  Insurance Generally ......................................................................   16

18.  Waiver of Subrogation ....................................................................   17

19.  Landlord's Insurance .....................................................................   17

20.  Taxes ....................................................................................   17

            20.1.  Personal Property Taxes ....................................................   17


            20.2.  Real Property Taxes ........................................................   18

21.  Alterations ..............................................................................   18

22.  Surrender of Premises and Holding Over ...................................................   18

23.  Default ..................................................................................   19

24.  Landlord's Remedies ......................................................................   20

            24.1.  Continuation of Lease ......................................................   20

            24.2.  Termination of Tenant's Right to Possession ................................   20

            24.3.  Landlord's Right to Cure Default ...........................................   21

            24.4.  Enforcement Costs ..........................................................   21

25.  Interest and Late Charges ................................................................   21

26.  Destruction ..............................................................................   21

27.  Condemnation .............................................................................   22

28.  Assignment and Other Transfers ...........................................................   23

29.  Common Areas .............................................................................   24

30.  Access by Landlord .......................................................................   25

31.  Landlord's Reserved Rights ...............................................................   26

32.  Indemnity and Exemption of Landlord from Liability .......................................   26

33.  Hazardous Substances .....................................................................   26

34.  Prohibition Against Asbestos-Containing Materials ........................................   27

35.  Security Measures ........................................................................   28

36.  Subordination and Attornment .............................................................   28

37.  Estoppel Certificates ....................................................................   29

38.  Waiver ...................................................................................   29

39.  Memorandum of Lease ......................................................................   29

40.  Brokers ..................................................................................   29

41.  Easements ................................................................................   30

42.  Limitations on Landlord's Liability ......................................................   30

43.  Sale or Transfer of Premises .............................................................   30

44.  Quitclaim Deed ...........................................................................   30

45.  No Merger ................................................................................   30

46.  Confidentiality ..........................................................................   31

47.  Miscellaneous ............................................................................   31

                                   EXHIBIT "A"
                                    TO LEASE

                                    SITE PLAN



DISCLAIMER: This drawing is for general information purposes only. Any and all features, matters and other information depicted hereon or contained herein are for illustrative marketing purposes only, are subject to modification without notice, are not intended to be relied upon by any party and are not intended to constitute representations and warranties as to the size and nature of improvements to be constructed (or that any improvements will be constructed) or as to the identity or nature of any occupants thereof.


                                       34


cinema star-exh                         Landlord __________ Tenant ___________

                                  EXHIBIT "A.1"
                                    TO LEASE

                               SHARED USE PARKING



DISCLAIMER: This drawing is for general information purposes only. Any and all features, matters and other information depicted hereon or contained herein are for illustrative marketing purposes only, are subject to modification without notice, are not intended to be relied upon by any party and are not intended to constitute representations and warranties as to the size and nature of improvements to be constructed

                                       35


cinema star-exh                         Landlord __________ Tenant ___________

(or that any improvements will be constructed) or as to the identity or nature of any occupants thereof.

                                   EXHIBIT "B"
                                    TO LEASE

                              DEMISED PREMISES PLAN

      Demised Premises Plan is to be the set of construction drawings as completed by the Landlord or the Landlord's approved representative and approved by the appropriate government agency. Actual area of Demised Premises Plan to be field verified upon occupancy of premises by Tenant. Rental rate (basic rent) to be adjusted (increased or decreased) to reflect the actual square footage.


                                       36


cinema star-exh                         Landlord __________ Tenant ___________

                                   EXHIBIT "C"
                                    TO LEASE

                             PEDESTRIAN ACCESS LINK

                                 LANDLORD'S WORK

Per Plans and Specifications prepared by Linda Moreland & Associates dated October 24, 1996. (See attached)


                                       38


cinema star-exh                         Landlord __________ Tenant ___________

                                   EXHIBIT "D"
                                    TO LEASE

                                  TENANT'S WORK


Per Plans and Specifications prepared by Stuart Engineering dated November 21, 1996. (See attached)


                                       39


cinema star-exh                         Landlord __________ Tenant ___________